EXECUTION VERSION

AMENDMENT NO. 1

TO CREDIT AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT, dated

as of August 11, 2023 (this “Amendment”), is entered into in connection with that certain Credit and Security Agreement, dated as of September 13, 2022 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), by and among TCW DL VIII FINANCING LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); the LENDERS from time to time party thereto (the “Lenders”); PNC BANK, NATIONAL ASSOCIATION, as facility agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Facility Agent”); U.S. BANK NATIONAL ASSOCIATION, as custodian, and ALTER DOMUS (US) LLC, as collateral agent for the Secured Parties and as collateral administrator. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the above-named parties have entered into the Credit Agreement and, pursuant to and in accordance with Section 12.01(b) thereof, the parties hereto desire to amend the Credit Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 3 below, but effective as of the dates specified herein, the parties hereto hereby agree that the Credit Agreement shall be amended as follows:

1.01.
Section 1.01 Defined Terms. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)
The defined term “SOFR Adjustment” is hereby deleted in its entirety.

(b)
The defined term “Term Commitment Termination Date” is hereby amended by replacing the reference to “the first anniversary of the Closing Date” with “December 13, 2023”.

(c)
The defined term “Total Revolving Commitment” is hereby amended by replacing the reference to “$125,000,000” with “$200,000,000”.

(d)
The defined term “Total Term Commitment” is hereby amended by replacing the reference to “$125,000,000” with “$200,000,000”.

1.02.
Section 2.04(b)(ii). Subclause (ii) (SOFR Rate Advances) in Section 2.04(b) is hereby deleted in its entirety and replaced with the following:

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“(ii) SOFR Rate Advances. While an Advance is a SOFR Rate Advance, a rate per annum for each Interest Accrual Period for such Advance equal to the sum of the Benchmark for such Interest Accrual Period plus the Facility Margin Level.”

1.03.
Section 2.17(a)(iii). Section 2.17(a)(iii) of the Credit Agreement is hereby amended by replacing the reference to “three (3) requests for increases” with “four (4) requests for increases”.

1.04.
Section 12.01(c)(vi). The last paragraph in the defined term “Benchmark Replacement” in Section 12.01(c)(vi) is hereby deleted in its entirety and replaced with the following:

“provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents, and provided further, that any such Benchmark Replacement shall be administratively feasible as determined by the Facility Agent in its sole discretion.”

1.05.
Schedules. The Schedules to the Credit Agreement are hereby amended as follows.

(a)
Schedule 1 is hereby deleted in its entirety and replaced by Schedule 1 attached hereto.

(b)
In Schedule 3, the second to last sentence of the definition of “Term SOFR Rate” is hereby deleted in its entirety and replaced with the following:

“If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of the first day of each Interest Accrual Period.”

SECTION 2. REPRESENTATIONS AND WARRANTIES. The Borrower

represents and warrants to the Lenders and the Facility Agent that (a) the representations and warranties of the Borrower set forth in Article IV of the Credit Agreement, and in each of the other Facility Documents, are true and correct on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article IV to “this Agreement” included reference to this Amendment; (b) no Default or Event of Default has occurred and is continuing; and (c) this Amendment shall constitute a Facility Document.

SECTION 3. CONDITIONS PRECEDENT. The amendments set forth in Section 1 hereof shall become effective, as of the dates described herein and upon satisfaction of the following conditions:

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(a)
Execution. The Facility Agent shall have received counterparts of this Amendment executed by the Borrower, the Lenders, and the Facility Agent.

(b)
Fees. The Facility Agent shall have received all of its reasonable and documented fees and out-of-pocket expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, including all invoiced fees and disbursements of Orrick Herrington and Sutcliffe LLP, counsel to the Facility Agent, or the Borrower shall have agreed to pay any such amounts on the succeeding Payment Date as Administrative Expenses.

SECTION 4. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Credit and Security Agreement to be duly executed and delivered as of the day and year first above written.

TCW DL VIII FINANCING LLC,

Signature Page to Amendment No. 1 to Credit and Security Agreement (PNC-TCW DL VIII)

Name:Andrew Kim

Signature Page to Amendment No. 1 to Credit and Security Agreement (PNC-TCW DL VIII)

Title: Chief Financial Officer, Treasurer and Secretary

Signature Page to Amendment No. 1 to Credit and Security Agreement (PNC-TCW DL VIII)

PNC BANK, NATIONAL ASSOCIATION,

as Revolving Lender

Name: Lawrence Beller

Title: Executive Vice President

PNC BANK, NATIONAL ASSOCIATION,

as Term Lender

Name: Lawrence Beller

Title: Executive Vice President

PNC BANK, NATIONAL ASSOCIATION,

as Facility Agent and Calculation Agent

Name: Lawrence Beller

Title: Executive Vice President

Signature Page to Amendment No. 1 to Credit and Security Agreement (PNC-TCW DL VJJJ)

SCHEDULE 1

Commitments And Percentages

Name of Term Lender	Commitment	Term Percentage	Percentage
PNC Bank, National Association	$200,000,000.00	100.00%	50.00%
TOTAL	$200,000,000.00	100.00%	50.00%

Name of Revolving Lender	Commitment	Revolving Percentage	Percentage
PNC Bank, National Association	$200,000,000.00	100.00%	50.00%
TOTAL	$200,000,000.00	100.00%	50.00%